SECOND AMENDMENT AGREEMENT

THIS SECOND AMENDMENT AGREEMENT (the “Second Amendment Agreement”) is made effective as of the 15th day of November 2015 (the “Effective Date”), by and between HPIL Holding, a Nevada (USA) corporation (the “Company”), and Mr. Daniel Haesler, an individual domiciled in Switzerland (“Individual”).  The Company and Individual are hereinafter collectively referred to as the “Parties”.

The Parties hereby agree as follows:

1.          On October 26, 2012, the Parties entered into that certain Quota Purchase Agreement (the “Agreement”), pursuant to which the Company agreed to buy from Individual, and Individual agreed to sell to the Company, Thirty-Two (32) quotas of Haesler Real Estate Management SA (“HREM”) owned by Individual and representing Thirty-Two percent (32%) of the ownership of HREM (the “Quotas”), as well as all of Individual rights related thereto and any and all distributions or dividends in the Quotas, in the form of an assignment of the certain treasury common shares owned by the Company to Individual on the terms and conditions set forth in the Agreement. The Purchase Price for the Quotas was Two Hundred Ninety Seven Thousand Five Hundred Dollars ($297,500) paid by an assignment of all of the Company’s right, title, and interest in and to Three Hundred and Fifty Thousand (350,000) of the Company treasury shares of common stock.  The transaction contemplated by the Agreement was closed pursuant to that certain Closing Agreement entered into by and among the Company, HPIL REAL ESTATE Inc. (formerly a wholly owned subsidiary of the Company, which has been merged with and into the Company effective as of May 28, 2015) and Individual, effective as of December 14, 2012.

2.          On September 17, 2015, the Parties entered into that certain Amendment Agreement pursuant to which the Company’s ownership in HREM decreased from Thirty-Two (32) quotas of HREM equal to Thirty-Two percent (32%) of the outstanding ownership in HREM to Sixteen (16) quotas of HREM equal to Sixteen percent (16%) of the outstanding ownership in HREM in consideration of which Individual returned to the Company One Hundred Seventy Five Thousand (175,000) of the Company shares of common stock, equal to One Hundred Seventy Five Thousand Dollars ($175,000).

3.          In recognition of the mutual consent and interest of the Parties, the Parties hereby execute this Second Amendment Agreement to decrease the Company’s ownership in HREM from Sixteen (16) quotas of HREM equal to Sixteen percent (16%) of the outstanding ownership in HREM to Zero (0) quotas of HREM equal to Zero percent (0%) of the outstanding ownership in HREM in consideration of Individual returning to the Company One Hundred Seventy Five Thousand (175,000) of the Company shares of common stock.

4.          The Parties hereby agree to close this Second Amendment Agreement no later than December 6, 2015 (the “Closing Date”), by which time (a) Individual shall have returned to the Company One Hundred Seventy Five Thousand (175,000) of the Company shares of common stock equal to One Hundred Eighty-Three Thousand Seven Hundred Fifty Dollars ($183,750) and (b) the Company shall have returned to Individual Sixteen (16) quotas of HREM.

5.          As of the Closing Date, and conditioned upon the return of the Quotas and the Company shares of common stock as contemplated by this Second Amendment Agreement, all respective obligations of the Parties to each other with respect to the Quotas and the Company shares of common stock shall cease.

6.          Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

7.          This Second Amendment Agreement shall be interpreted, construed, and governed according to the substantive laws of the State of Nevada (USA) without regard to principles of conflicts of law.

8.          This Second Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

THIS AMENDMENT AGREEMENT has been entered into as of the Effective Date.

Company: HPIL Holding, a Nevada (USA) corporation. By: /s/ Louis Bertoli . Louis Bertoli, President & CEO	Individual: Mr. Daniel Haesler, an individual domiciled in Switzerland. By: /s/ Daniel Haesler . Mr. Daniel Haesler, Individually